DATED JULY 21, 2000

                           PHILLIPS & CHAMBERS LIMITED

                                      -AND-

                                  SHAWN O'ROUKE

                          ----------------------------

                                SERVICE AGREEMENT

                           ---------------------------




                                     emw law

                                  SECKLOE HOUSE

                              101 NORTH 13TH STREET

                              CENTRAL MILTON KEYNES

                                     MK9 3NU

THIS AGREEMENT is dated the 21st day of July 2000

BETWEEN:

(1) PHILLIPS & CHAMBERS LIMITED (registered number 2658545 whose registered office is at Kennet House, 80 Kings Road, Reading ("the Company"); and

(2) SHAWN O'ROUKE of 30 Brown Candover, Arlesford Hampshire, S024 9TR ("the Executive")


1.             DEFINITIONS
--------------------------

1.1            In this  Agreement the  following  words and phrases shall unless
               otherwise  expressly  stated,   have  the  following   respective
               meanings:

               "APPOINTMENT" means the employment of the Executive under the terms of this Agreement and the Schedule

               "BOARD" means the Board of Directors of the Company from time to time or its duly authorised representative;

               "BOARD APPROVAL" means a consent or approval which the Board has resolved to give (and which may at the discretion of the Board be subject to conditions) and of which notice in writing signed by a director or the secretary of the Company has been given to the Executive;

               "BUSINESS" means the business of the provision of human resource and training consultancy services including (but not limited to) the provision of training courses and the development of or assisting with the development of systems to control and/or enhance the provision of training.

               "DATE CONTINUOUS EMPLOYMENT BEGAN" means 1st February 1998;

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               "ERA" means the Employment Rights Act 1996, as amended;

               "GROUP" means together the Company, and every company which is for the time being the holding company of the Company or a subsidiary of the Company or such holding company;

               "GROUP COMPANY" means a company for the relevant time being comprised within the Group;

               "INCAPACITY" means sickness, accident or injury rendering the Executive incapable of performing services in accordance with the provisions of this Agreement.;

               "INTELLECTUAL PROPERTY RIGHTS" means any right conferred by English Law in respect of any patent, registered design, design right, copyright, trademark and semi-conductor product right together with any analogous right conferred by the law of any country other than England;

               "SUBSIDIARY" means The McMillan Partnership Limited (registered number 2659327)

1.2 The expressions "subsidiary company" and "holding company" shall have the meanings ascribed to them by Section 736 of the Companies Act 1985 or any statutory modification or re-enactment thereof.

1.3            Reference to any legislation  shall be construed as references to
               legislation  are  from  time  to  time  amended,   re-enacted  or
               construed.

1.4 Reference in this Agreement to the singular includes a reference to the plural and vice versa and reference to the masculine includes a reference to the feminine and neuter and reference to a person shall include a reference to any company as well as any legal or natural person.

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1.5            The  construction  of this Agreement is not to be affected by any heading.

1.6            References  in  this  Agreement  to  clauses,   sub-clauses   and
               schedules are, unless otherwise specified, reference to clauses and sub-clauses of and schedules to this Agreement.

1.7 References to this Agreement include a reference to each of the Schedules.

2.             APPOINTMENT
--------------------------

2.1 The Company shall employ the Executive and the Executive shall be employed by the Company in the capacity of Associate Director and/or in such other positions or capacity with such job title as the Board may from time to time reasonably decide and subject to the terms and conditions set out in this Agreement.

2.2 No employment prior to the Date Continuous Employment Began counts as part of the Executive's continuous period of employment with the Company.

3.             TERM

3.1 The Appointment shall commence on the date of this Agreement and unless previously terminated in accordance with clause 10.5 or
               14.1 shall continue for a period of three years and thereafter unless and until terminated by either party giving to the other at least 3 months' written notice to expire at or at any time after the expiry of such three year period.

3.2 The Appointment will terminate automatically upon the Executive reaching his 60th birthday.

3.3 Once notice to terminate the Executive's employment has been given by the Company or the Executive pursuant to clause 3.1, the
               Company:

3.3.1 shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive; and

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3.3.2          may  exclude the  Executive  from any  premises  of the  Company;
               provided always that the Executive's salary and any other contractual benefits shall not cease to be payable or provided by reason only of the Company exercising its rights pursuant to sub clauses 3.3.1 or 3.3.2. This clause shall not affect the general right of the Company to suspend for good cause, nor affect the rights and obligations of the parties prior to the service of such notice.

3.4 The Company may, once it or the Executive has given notice to terminate the Appointment, pay to the Executive such sum as he would have earned during the remaining notice period rather than require him to work during that period, and in this event, the termination date shall be the Executive's last day of work with the Company. For the avoidance of doubt, if the Executive is paid such a payment, he shall not be entitled to any additional payment in respect of holiday which would otherwise have accrued during such notice period or the balance thereof.

3.5            Clause  3.4  shall not  release  the  Executive  from any duty to
               mitigate   any  loss  arising   from  the   termination   of  the
               Appointment.

4.             DUTIES
---------------------

4.1            During the Appointment the Executive shall:

4.1.1          be responsible directly to the Board;

4.1.2 perform such duties and exercise such powers and functions as may from time to time be reasonably assigned to or vested in him by the Board whether relating to the Company or any Group Company;

4.1.3 unless prevented by ill health devote the whole of his time and attention endeavours and abilities to promoting the interests of the Company and shall not engage in any activity which may be or may become harmful to or contrary to the interests of the Company;

4.1.4 observe and comply with all lawful and reasonable requests, instructions, resolutions and regulations of the Board and give to the Board such explanations information and assistance as the Board may reasonably require;

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4.1.5          carry out his duties in a proper  loyal and  efficient  manner to the best of his ability and use all reasonable endeavours to maintain and extend the business of the Company;

4.1.6 be based at the Company's premises in Wokingham or at any other place within a 25 mile radius of Reading as the Board may from time to time require, although the nature of the Executive's position is such that he/she might be required to travel extensively within the United Kingdom and abroad;

4.1.7 accept (if offered) appointment as a director of any Group Company and resign any such appointment if requested by the Board without any claim for damages or compensation.

4.2 During the Appointment the Executive shall not without the written consent of the Board (such consent not to be unreasonably withheld):

4.2.1 be engaged directly in any capacity in any trade business or occupation whatsoever other than the business of the Company or any Group Company provided that the Executive shall not be prohibited from holding whether directly or indirectly up to 3% of the shares or stock of any class of any company listed on a recognised stock exchange or the Alternative Investment Market; or

4.2.2 pledge the credit of the Company or any Group Company other than in the day to day running of the business or enter into any contracts or obligations involving the Company or any Group Company in major or substantial commitments;

4.3 During the Appointment the Executive shall promptly disclose to the Board any interest he has in any trade business or occupation whether or not it directly competes with the business carried on by the Company and/or by the Subsidiary.

5.             REMUNERATION AND EXPENSES
----------------------------------------

5.1            During the Appointment:

5.1.1 the Company shall pay to the Executive a salary at the rate of (pound)60,000 pounds per annum or at such other rate as may from time to time be agreed between the Company and the Executive;

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5.1.2          the salary shall be deemed to accrue  evenly from day to day over
               365 days in each year and shall be payable in arrears by equal monthly instalments on the last working day of each month into a bank nominated by him and shall be inclusive of any fees and/or remuneration to which the Executive may be entitled by reason of his holding of any office in any Group Company;

5.1.3 the salary shall be reviewed by the Board at its discretion annually with effect from 1st July each year having regard to the individual performance of the Executive and the contribution made by the Company to the profitability of the Group

5.1.4 the Executive shall be entitled to a profit related bonus in the manner set out in Part I of Schedule 1; 5.1.5 the Executive shall be entitled to an introductory commission bonus in the manner set out at Part II of Schedule 1.

5.2 The Company shall reimburse the Executive for all reasonable and authorised out of pocket expenses (including hotel and travelling expenses) wholly necessarily and exclusively incurred by the Executive in the discharge of his duties subject to the production of appropriate receipts or vouchers or such other evidence as the Company may reasonably require as proof of such expenses.

6.             COMPANY CAR
--------------------------

6.1 The Company shall provide the Executive with a motor car equivalent to a BMW 523i. The Executive shall also be permitted to use the motor car for private purposes including use by members of his family and any employees of the Company who are authorised in writing by the Company and are licensed to drive for that purpose.

6.2 The Company shall pay all taxation premiums maintenance and repair expenses and all petrol oil and other running expenses.

6.3            The Executive shall at all times:

6.3.1 take good care of the motor car and procure that the provisions of any insurance policy relating to it are observed;

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6.3.2          ensure  that the motor car is not taken out of the member  states of the European Union for private use without the prior written consent of the Company.

6.4 The Company reserves the right to withdraw this benefit if the Executive is convicted of a serious motoring offence (including without limitation any offence relating to the consumption of alcohol or drugs).

6.5 The Company may from time to time, at its complete discretion, replace the make or type of car with one of an at least equivalent value provided that the Company must replace the motor car with a previously unregistered motor car not less than once in every three years commencing on the date of expiry of the lease of the Executive's current motor car.

7.             PENSION
----------------------

7.1 The Company shall contribute to an Inland Revenue approved Personal Pension Scheme of the Executive's to the sum of 10% of the Executive's salary per annum such contributions to be made in equal monthly instalments in arrears.

7.2 A contracting out certificate issued under Section 7 of the Pension Schemes Act 1993 as amended is not in force in respect of the Appointment.

8.             PRIVATE MEDICAL INSURANCE

8.1 The Company shall provide the Executive with private medical expenses insurance for himself and his wife and his dependent children in accordance with arrangements made between the Company with such reputable insurer as the Board may decide from time to time and subject to the terms and conditions applicable to any such insurance.

9.             HOLIDAYS AND HOLIDAY PAY

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9.1            In addition to the normal bank and public  holidays the Executive shall be entitled to 23 working days' holiday during each period of 12 months commencing 1st January (the "holiday year") to be taken at such time as the Board may from time to time approve.

9.2 The Executive may not, without the prior written consent of the Board carry forward any unused holiday entitlement in any holiday year to any following holiday year and such holiday will be forfeited without any right to payment in lieu.

9.3            In  the  holiday  year  in  which  the  Executive's   Appointment
               commences or terminates the Executive shall be entitled to 1.92 days holiday for each completed month of service.

9.4 Upon termination of the Appointment the Executive shall subject to clauses 3.4 and 14.2 below if appropriate either be entitled to salary in lieu of an outstanding holiday entitlement or be required to repay to the Company any salary received in respect of holiday taken in excess of his proportionate holiday entitlement and any sums repayable by the Executive shall be deducted from any outstanding salary or other payments due to the Executive.

9.5 The Board reserves the right to require the Executive to take any accrued but unused holiday entitlement during any period of notice given to terminate the Appointment.

9.6 The provisions of this clause 9 will replace Regulations 15(1) to 15(4) inclusive of the Working Time Regulations 1998.

10.            SICKNESS AND ABSENCE

10.1 If the Executive is prevented by Incapacity or other circumstances beyond his control from properly fulfilling his duties under this Agreement he shall immediately notify a co director and inform him of the reason for his absence.

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

10.2 The Executive shall, subject to complying with the Company's rules governing notification and evidence of absence by reason of Incapacity for the time being in force, be entitled to be paid:

10.2.1 his salary for up to 6 months' absence in aggregate in any calendar year;

10.2.2 thereafter such remuneration as the Board shall in its absolute discretion allow.

10.3 The Executive agrees that at any time during the Appointment that he has been absent for a period in aggregate in excess of 1 calendar month in any one year he will consent if reasonably required by the Company, to a medical examination by a medical practitioner appointed by the Company at its expense and shall authorise such medical practitioner to disclose to and discuss with one or more members of the Board the results of any such medical examination.

10.4 If the Executive shall be absent by reason of Incapacity for more than an aggregate of 6 calendar months in any period of one year, the Company may at any time thereafter by not less than 3 months notice in writing to the Executive terminate the Appointment and the Executive shall have no claim for damages or otherwise against the Company in respect of such termination.

10.5 If the Executive is prevented by Incapacity from properly performing his duties under this Agreement for a consecutive period of 10 working days the Company may (without prejudice to the provisions of clause 4.6.2) appoint another person or persons to perform those duties until such time as the Executive is able to resume fully the performance of his duties, upon which the Executive shall forthwith be entitled to return to all duties pursuant to the Appointment.

10.6 If the Incapacity has been caused by the action of a third party in respect of which damages are or may be recoverable the Executive shall immediately notify the Company Secretary of that fact and shall receive the payments referred to Clause 10.3 above as loans by the Company to the Executive (notwithstanding that as an interim measure income tax has been deducted from such payments as if they were

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

               emoluments of employment) and shall repay such loans when and to the extent that the Executive recovers compensation for loss of earnings from that third party by action or otherwise.

11.            CONFIDENTIAL INFORMATION

11.1 The Executive shall not at any time during the Appointment nor at any time after its termination except for a purpose of the Company or the Group directly or indirectly use or disclose trade secrets or confidential information relating to the Company or any Group Company or the Company's or any Group Company's agents, customers, prospective customers or suppliers.

11.2 For the purposes of clause 11.1 confidential information shall include any information relating to the Business and/or the financial affairs of the Company or the Group or the Company's or any Group Company's agents, customers, prospective customers or suppliers and in particular shall include:

11.2.1 the business methods and information of the Company and any Group Company (including fees charged, discounts given to clients, marketing and advertising programmes, costings, budgets, turnover, sales targets or other financial information);

11.2.2 lists and particulars of the Company's and any Group Company's clients and prospective clients and the individual contacts at such clients and prospective clients;

11.2.3 details and terms of the Company's and any Group Company's Agreements with clients;

11.2.4         confidential   details  as  to  the  training   and   recruitment
               strategies and policies of clients and prospective clients:

               whether or not in the case of documents or other written materials they are or were marked as confidential whether or not, in the case of other information, such information is identified or treated by the Company or any Group Company as being confidential.

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

11.3 The Executive shall not be restrained from disclosing any confidential information which; 11.3.1 he is authorised to disclose by the Board; or 11.3.2 had entered the public domain unless it enters the public domain as a result of an unauthorised disclosure by the Executive; or

11.3.3 is an authorised disclosure for an unauthorised purpose by the Executive or anyone else employed or engaged by the Company or any Group Company; or

11.3.4 is disclosed pursuant to any order of any court of competent jurisdiction.


12.            RESTRICTIVE COVENANTS

12.1 The Executive understands and acknowledges that he has been appointed to a senior position and he has or will in the course of the Appointment acquired or acquire confidential information, trade secrets and knowledge about the business, operations, clients and trade connections of the Company and any Group Company and agrees to enter into the restrictions in this clause for the purpose of protecting those interests, the goodwill and the stable trained workforce of the Company and any Group Company.

12.2 The Executive shall not without the prior written consent of the Board during the period of 1 year after the termination of the Appointment, directly or indirectly, on his own behalf, or on behalf of any person firm or company in connection with any business which is or intended to be directly competitive with any of the businesses carried on by the Company and/or by the Subsidiary at the date of termination of the Appointment in which the Executive had management responsibilities during the 6 months immediately preceding the termination of the Appointment:

12.2.1 solicit the services or canvass the custom of any person firm or company who during the 12 months prior to the termination of the Appointment was a client or prospective client with whom the Company and/or the Subsidiary had on-going discussions and (in the case of a client) from whom he had obtained business or to whom he had provided services on behalf of the Company and/or any Group

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

               Company or (in the case of a potential client) with whom he had dealt with a view to obtaining business;

12.2.2 entice away, or attempt to entice away, any employee of the Company or the Subsidiary who was employed by the Company or the Subsidiary at the time of the termination of the Appointment provided that this restriction shall only apply to persons whom the Executive has managed or with whom he has worked at any time during the 6 months immediately preceding the termination of the Appointment and who are engaged in a management or executive role.

12.3 The Executive shall not without the prior written consent of the Board (such consent not to be unreasonably withheld) for a period of 6 months after the termination of the Appointment, directly or indirectly, on his own behalf, or on behalf of any person, firm or company:

12.3.1 within the United Kingdom set up, carry on, be employed in, provide services to, be engaged or interested in, whether as director, employee, principal, agent or otherwise save as a shareholder of not more than 3% of any public company whose shares are quoted on any recognised Stock Exchange or the Alternative Investment Market, any business which is or is intended to be directly competitive with the Business

12.3.2 endeavour to impair in any way the relationship between any supplier to or client of the Company or any Group Company provided that references to clients or suppliers shall only refer to those persons with whom the Executive has had personal
               dealings   or   for   whom   the   Executive    had    management
               responsibilities.

12.4 The restrictions contained in this clause are considered by the parties to be reasonable in the circumstances. Each sub clause constitutes an entirely separate and independent restriction and the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company and any Group Company.

12.5 The period of the restrictions in Clause 12.2 and 12.3 shall be reduced by any period immediately prior to the termination of the
               Executive's   Appointment  during

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

               which the Executive is not required to attend the Company's premises in accordance with Clause 3.3.2.

13.            INTELLECTUAL PROPERTY

13.1 All designs, inventions, programs discoveries or improvements conceived or made by the Executive during the course of or arising out of the Appointment (whether alone or together with any other person or persons) and which concern or are applicable to services provided by the Company and/or any Group Company ("Designs and Inventions") shall be the exclusive property of the Company.

13.2 Any Designs and Inventions shall be disclosed to the Company whether conceived apprehended or learned by the Executive during the course of or after the termination of the Appointment.

13.3 When instructing any person, firm or company to carry out work (including the supply of goods and/or services) for the Company or any Group Company or in connection with the Company's business or the business of any Group Company, the Executive shall use all reasonable endeavours to ensure that such person, firm or company first assigns to the Company or any Group Company all future Intellectual Property Rights in any property which they create, devise, produce, discover or formulate in the course of carrying out the work which they are instructed to perform.

13.4 The Company shall indemnify the Executive against all liabilities to third parties in connection with or arising out of all and any application and all and any resulting patents and design registrations which may be granted if and to the extent that any such liabilities arise from the act or default of the Company.

13.5 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to do and execute al acts, deeds, matters and things and generally to use for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and in favour of any third party a certificate

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

               in writing signed by any director or secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

13.6 The Executive hereby irrevocably waives all moral rights arising under the Copyright, Designs and Patents Act 1988 in any copyright work written or created by him in the course of the Employment and all moral rights in all other countries in which copyright (including future copyright) in any work subsists or may subsist except to the extent that the Executive shall exercise such moral rights at the Company's request provided that the Company shall pay the Executive's expenses in so doing.

14.            TERMINATION

14.1 The Appointment may be terminated with immediate effect by the Company by written notice if the Executive shall at any time:

14.1.1 commit any serious breach or repeat after written warning any breach or be guilty of a continuing breach of any of the terms of this Agreement; or

14.1.2 be guilty of any serious misconduct or after written warning wilful neglect in the discharge of his duties under this Agreement; or

14.1.3 be adjudicated bankrupt or make any arrangement or composition with his creditors; or

14.1.4 be convicted of a criminal offence (except a road traffic offence not involving a custodial sentence) which in the reasonable opinion of the Board materially and/or adversely affects his ability to continue in office as an employee or officer of the Company (including bringing himself or the Company into disrepute); or

14.1.5 refuse or fail to agree to accept employment on the terms and in the circumstances specified in clause 15.1 of this Agreement; or

14.1.6 become prohibited by lay from being or acting as a director of the Company; or

14.1.7 become a patient within the meaning of Part VII of the Mental Health Act 1983 and where an order shall be made in respect of his property under Section 95 of that Act or any statutory modification or re-enactment thereof.

14.2 The Company may at any time, by written notice given by the Board, suspend the Executive for the purpose of investigating any misconduct or neglect alleged against the Executive for a period not exceeding one month and during any such period the Executive shall not, except with the consent in writing of the Board, attend at any premises of the Company or any Group Company or contact any employee of the Company or any Group Company or any client or supplier of the Company or any Group Company.

14.3 The Executive shall not receive accrued holiday pay if the Appointment is summarily terminated under clause 14.1.

14.4           Upon termination of the Appointment:

14.4.1 the Executive shall upon the request of the Company resign from all (if any) offices held by him in the Company or any Group company and all (if any) trusteeships held by him of any pension scheme or any trust established or subscribed to/by the Company and any Group Company and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and execute all documents and do all things necessary to constitute and give effect to such resignation;

14.4.2 the Executive shall immediately return to the Company all correspondence, documents, papers, memoranda, notes, records such as may be contained in magnetic media or other forms of computer storage, videos tapes (whether or not prepared or produced by him) and any copies thereof charge and credit cards and all other property (including any car) belonging to the Company which may be in the Executive's possession or under his control.

14.5 The Executive shall not at any time after the termination of the Appointment represent himself as being in any way connected with or interested in the business of the Company or any Group Company.

14.6 The Company may in its absolute discretion at any time after notice of termination shall have been given by either party lawfully terminate this Agreement by notice in writing with immediate effect by paying to the Executive an amount equal to his

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

               basic salary entitlement for the then unexpired period of notice together with such further amount as is equal to the fair value of any other benefits to which the Executive is contractually entitled under the terms of this Agreement during such unexpired period of notice (subject in either case to deduction at source of income tax and national insurance contributions.

14.7           The Executive  expressly agrees that the Company may, pursuant to
               Part II of the ERA, make such deductions from salary or other payments due on the termination of or during the Appointment as may be necessary to reimburse the Company against any liability of or incurred by the executive to the Company including but not limited to loans, advances, relocation expenses, excess holiday payments and any outstanding payments made to the Executive in relation to the Company car.

14.8 Upon notice to terminate the Appointment being given by the Company or the Executive then at any time after such notice is given by the Company or the Executive if requested by the Company the Executive will:

14.8.1 immediately return to the Company all correspondence, documents, specifications, papers, magnetic disks, tapes or other software storage media and property in his possession custody or control belonging to the Company or any Group Company;

14.8.2 immediately return to the Company all documentation or articles which contain records of confidential information concerning the business of the Company or any Group Company;

14.8.3 not during the notice period without the consent of the Board contact or deal with customers suppliers or employees of the Company or the Subsidiary.

14.9 For the avoidance of doubt the Executive and the Company agree that:

14.9.1         subject  to  clause  14.8  the   Executive's   other  duties  and
               obligations whether contractual or otherwise shall continue in force and effect during the notice period; and

14.9.2 the Executive shall not without the consent of the Board commence any employment or engagement with any third party during this period.

15.            AMALGAMATION, RECONSTRUCTION, TRANSFER AND CHANGE OF DIRECTOR

15.1 If the Company is wound up for the purposes of reconstruction or amalgamation the executive shall not as a result or by reason of any termination of the Appointment or the redefinition of his duties within the Company or the Group arising or resulting or from any reorganisation of the group have any claim against the Company for damages for termination of the Appointment or otherwise so long as he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favourable to the Executive than the terms contained in this Agreement.

16.            PRESCRIBED INFORMATION

16.1           The  following  information  is set  forth  for the  purposes  of section 3, ERA:

16.1.1 disciplinary action will not normally be taken unless the Executive has first had the opportunity of making representations to the person taking the relevant decision;

16.1.2 If the Executive shall have a grievance relating to his employment or is dissatisfied with any disciplinary decision relating to him he may apply to the Board and his application will be dealt with by the Board at a meeting at which the Executive shall be entitled to be present;

16.1.3 there are no disciplinary rules applicable to the Executive other than those set out in this Agreement.

17.            GOVERNING LAW AND JURISDICTION

17.1 This Deed shall be governed by English Law and for the benefit of the Company, the Executive hereby submits to the exclusive jurisdiction of the English Courts. The Executive hereby agrees that service upon the Executive at his address specified in this Agreement or such other address as he may notify to the Company in writing of any proceedings relating to this Deed or to any document entered into pursuant hereto shall constitute good service upon the Executive.

18.            NOTICES

18.1 Notices may be given by either party by letter or facsimile message addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address and any such notice given by letter shall be deemed to have been given at the time at which the letter would be delivered by First Class post.

19.            GENERAL
----------------------

19.1 This Agreement is in substitution for and supersedes all previous contracts of service and/or other agreements, arrangements or understandings between the Company and the Executive relating to his employment by the Company.

19.2 Insofar as the benefit of the provision in this Agreement is expressed to extend to the Group or any Group Company, the company contracts as trustee for any other Group Company and (without prejudice to the Company's rights to enforce any such provision both for itself and any other Group Company) any such other Group Company may enforce the same against the Executive.

19.3 Failure by the Company (or any other Group Company) to exercise any of its rights under this Agreement shall not constitute or be deemed to constitute a waiver or forfeiture of such rights.


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


                                   SCHEDULE 1
                                   ----------

                                     PART I
                                     ------

                        PROFIT RELATED BONUS ENTITLEMENT
                        --------------------------------

1. Subject to the following provisions the Executive's entitlement to a bonus under clause 5.1.4 for each complete financial period of the company during the currency of this Agreement commencing 1st July 2000 is 5 per cent of the amount by which the PBT (as defined below) exceeds (pound)310,000 ("Target Profit") of the Company and the Subsidiary.

2. If during the currency of this Agreement any financial period of the Company shall have a duration other than 365 days (or 366 days in the case of a leap year) the Target Profit shall be adjusted in the same proportion as the number of complete days of the financial period bears to 365.

3. If the Executive's employment is terminated during the course of a financial year for any reason other than voluntary termination by the Executive or lawful termination of this Agreement by the Company pursuant to clause 14 then the Executive's entitlement to bonus under this schedule shall be calculated on a pro-rata basis by reference to PBT at the end of the relevant financial period.

4. "PBT" means the cumulative net revenue profits shown in the audited Profit and Loss Accounts of the Company and the Subsidiary for the relevant financial period subject to the following adjustments (if not already taken into account in the Profit and Loss Accounts):

4.1 After adding 50% of any revenue of the Group (excluding the Company and the Subsidiary) directly attributable to a referral by the Company or the Subsidiary of a client or customer.

4.2 Before deducting (subject to 4.3 below) taxation shown by the audited Profit and Loss Account of the Company;

4.3 Before adding or deducting profits or losses on the revaluation of any assets or any adjustment arising on the translation into pounds sterling of assets and liabilities denominated in foreign currencies;

4.4 Before adjustment for extraordinary items not deriving from the ordinary activities of the Company and its Subsidiary as required by the Statement of Standard Accounting Practice No 69SSAP6);

4.5            Excluding profits or losses of a capital nature.

4.6 Before deducting the profit related bonuses payable to the Executive and Scott Chambers and Angela Phillips.

4.7 Before deducting any introductory commission bonuses payable to the Executive and Scott Chambers and Angela Phillips.

4.8 Bonus payable under this schedule shall be payable at the end of the month next following the approval by the Board of the audited Profit and Loss Accounts of the Company and the Subsidiary for the relevant financial period.

5. The Company (acting by unanimous decision of the Board) may in its discretion pay to the Executive from time to time during a financial period an interim payment or payments on account of profit related bonus. If the payments in any financial period exceed the bonus ultimately payable for such financial period, the Executive agrees that the Board shall have the right either to carry forward the balance on account of any bonus due for the next financial period or to demand immediate repayment of any overpayment.

                                   SCHEDULE 1
                                   ----------

                                     PART II
                                     -------

                    INTRODUCTORY COMMISSION BONUS ENTITLEMENT
                    -----------------------------------------

1. The Executive shall be entitled to an introductory commission bonus on the introduction by the Company or the Subsidiary to the Group of a potential seller of shares or assets which introduction leads directly to the acquisition by a Group Company of such shares or assets.

2.             The bonus shall be:-

2.1 5/6 of one per cent of the amount paid by the Group Company in money or money's worth to the seller in connection with the acquisition (excluding any consideration linked to future profitability);

2.2 satisfied in the same manner as the seller's consideration is satisfied or (at the discretion of the Board) satisfied by a cash payment equivalent to the consideration paid.

2.3 payable at the end of the month next following the completion of the acquisition.

IN WITNESS whereof the parties have executed and delivered this Agreement as a deed on the date of this Agreement

EXECUTED AND DELIVERED as a DEED                         )
by PHILLIPS & CHAMBERS LIMITED                           )
acting by two directors or one director and the          )
company secretary:


/s/ Angela Phillips
Director

 /s/ Scott Chambers
Director / Secretary

EXECUTED AND DELIVERED as a DEED by                       )
SHAWN O'ROUKE in the presence of:                         )
                                                          )

Signature:     /s/ Mary Winter
Name:          Mary Winter
Address:       1 London Street
               Reading
               R01 4QW
Occupation:  Solicitor

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